EXHIBIT 10c1



                           AMERICAN BRANDS, INC.

                   AMENDED SUPPLEMENTAL RETIREMENT PLAN


          Section 1. PURPOSE. This Plan is an amendment and restatement, effective as of January l, l987, by American Brands, Inc. (the "Company") of its Supplemental Retirement Plan. The Supplemental Retirement Plan is established in order to induce employees of outstanding ability to join or continue in the employ of the Company and to increase their efforts for its welfare by providing them with supplemental retirement and profit-sharing benefits notwithstanding the limitations imposed by the Internal Revenue Code on retirement and profit-sharing benefits from tax qualified plans.

          Section 2. DEFINITIONS. As used in this Plan, the following words shall have the following meanings:

          (a) "Actual Earnings" means all earnings of an employee in any Plan Year for Qualifying Employment including tax deferred contributions elected by the employee under the Profit-Sharing Plan or as contributions under a plan established pursuant to Section 125 of the Internal Revenue Code and all compensation under Article XII of the By-laws of the Company and the Company's Management Incentive Plan paid during such Plan Year, but excluding (i) Worker's Compensation, (ii) amounts paid by the Company for insurance, retirement or other benefits and (iii) contributions to or allocations under the Retirement Plan, the Profit-Sharing Plan, this Plan or other benefits, including the special bonus paid to Profit-Sharing Plan members in 1990 and other bonuses paid after l992 except under the aforesaid Article XII and Management Incentive Plan. The Actual Earnings of an employee covered under a disability income plan of the Company shall be deemed to continue as provided in the Retirement Plan.

          (b) "Affiliated Employment" means employment by any corporation which, at the time of such employment, is or was an affiliate of the Company or the Prior Company, or thereafter becomes or became an affiliate of the Company or the Prior Company. "Affiliated Plan" means a defined benefit pension plan by which an employee of the Company had been covered during Affiliated Employment.

          (c) "Allocation" means the sum of the Company contribution, tax deferred contribution elected by a Profit-Sharing Plan member and the related matching contribution allocated to the accounts of a Profit-Sharing Plan member under the Profit-Sharing Plan for a Plan Year, but shall not include any tax deferred contribution to the Profit-Sharing Plan elected by a Profit-Sharing Plan member for any Plan Year in excess of $7,000 (or such greater amount permitted for such Plan Year in accordance with regulations promulgated by the Secretary of the Treasury or his delegate with respect to arrangements qualified under Section 40l(k) of the Internal Revenue
Code).

          (d) "Average Actual Earnings" means the total Actual Earnings of an employee in the five consecutive Plan Years of Qualifying Employment that provide the highest aggregate of Actual Earnings, divided by five. If an employee's consecutive Plan Years of Qualifying Employment within such period are less than five, "Average Actual Earnings" means his total Actual Earnings during the five Plan Years (or fewer) of Qualifying Employment that provide the highest aggregate of Actual Earnings, divided by the number of such Plan Years of Qualifying Employment and fractions thereof.

          (e) "Committee" means the Corporate Employee Benefits Committee of the Company.

          (f) "Company" means American Brands, Inc., a Delaware corporation, its successors and assigns. "Prior Company" means American Brands, Inc., a New Jersey corporation organized under an Agreement of Consolidation in l904.

          (g) "ERISA" means the Employee Retirement Income Security Act of l974, as amended.

          (h) "Executive Participant" means an employee of the Company who is within the category of a select group of management or highly compensated employees as referred to in Sections 20l(a)(2), 30l(a)(3) and 40l(a)(l) of ERISA and who either holds or held the office of a Vice President of the Company or any office senior thereto or, during the current Plan Year or the prior Plan Year, was covered under Article XII of the Company's By-laws or the Company's Management Incentive Plan or any successor programs.

          (i) "4l5 Limitations" means the Retirement Plan and Profit-Sharing Plan provisions adopted pursuant to Section 4l5 of the Internal Revenue Code to limit (i) annual Retirement Plan benefits pursuant to
Section 4l5(b) thereof, (ii) annual additions to the Profit-Sharing Plan pursuant to Section 4l5(c) thereof and (iii) the aggregate of annual Retirement Plan benefits and additions to the Profit-Sharing Plan pursuant to Section 4l5(e) thereof.

          (j) "40l(a)(l7) Limitations" means the Retirement Plan and Profit-Sharing Plan provisions adopted pursuant to Section 40l(a)(l7) of the Internal Revenue Code to limit compensation considered for purposes of computing Retirement Plan benefits and Profit-Sharing Plan contributions to $200,000 (or such greater amount permitted for such year in accordance with regulations promulgated by the Secretary of the Treasury or his delegate).

          (k) "404(l) Limitation" means the limitation imposed by Section 404(l) of the Internal Revenue Code on the maximum tax deductible contribution to the Profit-Sharing Plan.

          (l) "Grantor Trust" means a trust for the benefit of an Executive Participant established pursuant to Section 6 to provide for the payment of benefits under this Plan.

          (m) "Highly Compensated Employee" means an employee or former employee of the Company who comes within the definition of a highly compensated employee set forth in Section 4l4(q) of the Internal Revenue Code (or any successor provision) for any Plan Year.

          (n) "Normal Retirement Date" means the last day of the calendar month in which a person's 65th birthday occurs.

          (o) "Qualifying Employment" means the sum of Service and Affiliated Employment.

          (p)  "Plan Year" means the calendar year.

          (q) "Profit-Sharing Plan" means the Profit-Sharing Plan of American Brands, Inc., as amended from time to time.

          (r) "Retirement Plan" means the Retirement Plan for Employees and Former Employees of American Brands, Inc., as amended from time to time.

          (s) "Segregated Account" means an account established with a bank or other financial institution approved by the Company, or other form of segregated account approved by the Company, established pursuant to
Section 6 by or for the benefit of an Executive Participant to provide for the payment of benefits under this Plan.

          (t)  "Service" means employment by the Company or the Prior
Company.

          (u) "Surviving Spouse" means the surviving husband or wife of an employee of the Company who has been married to the employee throughout the one-year period ending on the date of the death of such employee.

          Section 3.  SUPPLEMENTAL RETIREMENT BENEFITS.

          (a) Each person who was at any time a Highly Compensated Employee but not an Executive Participant and to whom benefits become payable under the Retirement Plan shall be paid a supplemental annual retirement benefit under this Plan equal in amount to the difference between (i) the benefit paid under the Retirement Plan and the Affiliated Plans and (ii) the benefit that would be payable if the 415 Limitations were not contained therein; provided, however, that for purposes of computing the amount of benefit under this Plan, years of Qualifying Employment shall not exceed 35. If such a Highly Compensated Employee's Surviving Spouse is entitled to a pre-retirement spouse's benefit under the Retirement Plan, the Surviving Spouse shall be paid a benefit hereunder equal to the difference between (i) the spouse's benefit payable under the Retirement Plan and the Affiliated Plans and (ii) the spouse's benefit that would be payable if the 415 Limitations were not contained therein.

          (b) Each person who was at any time an Executive Participant and to whom benefits become payable under the Retirement Plan shall be paid a supplemental annual retirement benefit under this Plan equal in amount to the difference between (i) the benefit paid under the Retirement Plan and the Affiliated Plans and (ii) the benefit that would be payable if the 401(a)(17) Limitations and the 415 Limitations were not contained therein; provided, however, that for purposes of computing the amount of benefit under this Plan, years of Qualifying Employment shall not exceed 35. If such an Executive Participant's Surviving Spouse is entitled to a pre-retirement spouse's benefit under the Retirement Plan and subject to
Section 6, the Surviving Spouse shall be paid a benefit hereunder equal to the difference between (i) the spouse's benefit payable under the Retirement Plan and the Affiliated Plans and (ii) the spouse's benefit that would be payable if the 401(a)(17) Limitations and the 415 Limitations were not contained therein.

          (c) Each Executive Participant who at any time held the office of Vice President of the Company, or any office senior thereto, shall retire hereunder at the date of his termination of employment and be paid a supplemental annual retirement benefit under this Plan equal to 52 l/2% of the Executive Participant's Average Actual Earnings reduced (i) for an Executive Participant who retires prior to Normal Retirement Date with less than 35 years of Qualifying Employment by 1 1/2% of Average Actual Earnings for each year and fraction thereof that the Executive Participant's retirement date precedes Normal Retirement Date and further reduced (ii) by benefits payable under the Retirement Plan, the Affiliated Plans and the defined benefit pension plans of any other prior employer and supplemental retirement benefits payable under paragraphs (a) and (b) of this Section 3. If a pre-retirement spouse's benefit is payable under the Retirement Plan to the Surviving Spouse of an Executive Participant who at any time before death held the office of Vice President of the Company, or any office senior thereto, or if an Executive Participant who held such office dies before supplemental retirement benefits commence with a Surviving Spouse eligible for a spouse's benefit under the Retirement Plan, the Surviving Spouse shall be paid a benefit hereunder, subject to Section 6, equal to the difference between (i) the spouse's benefit payable under the Retirement Plan and the Affiliated Plans and (ii) the spouse's benefit that would have been payable if the Participant's benefit had been calculated in accordance with the formula set forth in the first sentence of this paragraph (c) of this Section 3 (prior to any reduction for calculating the spouse's benefit).

          (d) Subject to Section 6, the supplemental retirement benefits provided by this Plan shall be paid to the Executive Participant or Highly Compensated Employee (or to any beneficiary designated by him in accordance with the Retirement Plan, or to his Surviving Spouse if eligible for a spouse's benefit under the Retirement Plan) concurrently with the payment of the benefits payable under the Retirement Plan and in a form permitted thereby. In the event the supplemental retirement benefit commences prior to Normal Retirement Date or is payable in a form other than an annuity for the life of the former employee only, the supplemental retirement benefit shall be adjusted to the same extent as under the Retirement Plan. The Committee may, however, direct that the supplemental retirement benefit payable with respect to a former employee be paid as an actuarially equivalent single sum payment, provided that (except for a distribution to pay taxes as provided in Section 5 and except as provided in Section 6) no such payment may be made prior to termination of Qualifying Employment or prior to the date that benefits may become payable under the Retirement Plan. In determining actuarial equivalency of a single sum payment in cash, there shall be used 120% of the applicable monthly immediate annuity purchase interest rate which would be used by the Pension Benefit Guaranty Corporation for the purpose of determining the present value of a single sum distribution on plan termination and the mortality table used at the time under the Retirement Plan for funding purposes.

          Section 4.  SUPPLEMENTAL PROFIT-SHARING BENEFITS.

          (a) In the event that the Allocation under the Profit-Sharing Plan is limited by the 415 Limitations for l987 or any subsequent Plan Year for a Highly Compensated Employee who is not an Executive Participant, the Highly Compensated Employee shall receive a supplemental profit-sharing award under this Plan for such Plan Year equal to the difference between

(i) the Allocation actually made for the Highly Compensated Employee to the Profit-Sharing Plan for such Plan Year and (ii) the Allocation that would have been made to the Profit-Sharing Plan for such Plan Year if the 415 Limitations were not contained therein.

          (b) In the event that the Allocation under the Profit-Sharing Plan is limited by the 401(a)(17) Limitations and the 415 Limitations for 1987 or any subsequent Plan Year for an Executive Participant, the Executive Participant shall receive a supplemental profit-sharing award under this Plan for such Plan Year equal to the difference between (i) the Allocation actually made to the Executive Participant and (ii) the Allocation that would have been made to the Profit-Sharing Plan for such Plan Year if the 401(a)(17) Limitations and the 415 Limitations were not contained therein. In addition, in the event the contribution to the Profit-Sharing Plan for any Plan Year is limited by the 404(l) Limitation, each Executive Participant shall receive a supplemental profit-sharing award under this Plan for such Plan Year equal to the difference between
(i) the Allocation actually made to the Executive Participant and (ii) the Allocation that would have been made to the Profit-Sharing Plan for such Plan Year for such Executive Participant if the contribution to the Profit-Sharing Plan was not limited by the 404(l) Limitation.

          (c) Except as provided in Section 6, the award for any Plan Year shall be made as of the first day of the following year and shall be deemed to be thereafter invested in an interest bearing investment selected by the Trusts Investment Committee (or successor committee) of the Company. The amount of a Highly Compensated Employee's or Executive Participant's supplemental profit-sharing benefits under this Plan shall be the aggregate amount of such awards together with any deemed investment gain thereon and less any deemed investment loss.

          (d) Supplemental profit-sharing awards and deemed investment gain thereon shall be fully vested and nonforfeitable.

          (e) Supplemental profit-sharing plan benefits shall be paid by a single sum payment as soon as practicable following termination of Qualifying Employment, subject to Section 6.

          (f) Subject to Section 6, a Highly Compensated Employee or Executive Participant may designate a beneficiary to receive the unpaid portion of his supplemental profit-sharing benefits in the event of his death. The designation shall be made in a writing filed with the Committee on a form approved by it signed by the Highly Compensated Employee or Executive Participant. If no effective designation of beneficiary shall be on file with the Committee when supplemental profit-sharing benefits would otherwise be distributable to a beneficiary, then such benefits shall be distributed to the spouse of the Highly Compensated Employee or Executive Participant or, if there is no spouse, to the executor of the will or the administrator of his estate or, if no such executor or administrator shall be appointed within six months after his death, the Committee shall direct that distribution be made, in such shares as the Committee shall determine, to the child, parent or other blood relative of such Highly Compensated Employee or Executive Participant or to such other person or persons as the Committee may determine.

          Section 5. FUNDING. Benefits under this Plan shall not initially be funded in order that the Plan may be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. The Committee shall maintain records of supplemental profit-sharing awards and the assumed investment thereof and records for the calculation of supplemental retirement benefits. The Company may, however, segregate assets which are intended to be a source for payment of benefits hereunder for Executive Participants. In the event benefits are hereafter determined to be taxable for Executive Participants prior to actual receipt thereof and subject to
Section 6, a payment shall be made to such Executive Participants in an amount sufficient to pay such taxes notwithstanding that the Executive Participant may not then have terminated Qualifying Employment or that the payment is being made prior to the date that benefits would otherwise be paid under the Retirement Plan. Amounts so paid shall then be used as an offset to the supplemental retirement and profit-sharing benefits, if any, thereafter payable which shall also be paid in an actuarially equivalent lump sum (calculated as set forth in Section 3(d)) promptly upon the later of termination of Qualifying Employment or attainment of age 55.

          Section 6.  GRANTOR TRUSTS AND SEGREGATED ACCOUNTS.
Notwithstanding Section 5 of this Plan, the Company may provide for the establishment of Grantor Trusts and Segregated Accounts by or for the benefit of individual Executive Participants to provide for the payment of benefits under this Plan, consistent with the following provisions:

          (a) The Trustee of the Grantor Trusts shall be a bank or trust company approved by the Company and established under the laws of the United States or a state within the United States and having either total assets of at least $15 billion or trust assets of at least $25 billion. Each Grantor Trust shall be established pursuant to a trust agreement having terms and provisions approved by the Company and consistent with this Section. The Grantor Trust shall be solely for the purpose of providing benefits under the Plan with respect to the Executive Participant, and neither the Company nor any creditors of the Company shall have any interest in the assets of the Grantor Trust. The Company shall be the administrator of the Grantor Trust, and shall have such powers as are granted by the trust agreement.

          (b) The Company shall pay the fees and expenses of the Trustee and all the expenses for the management and administration of each Grantor Trust and Segregated Account for all periods prior to the Executive Participant's termination of employment, and for a period of sixty (60) days thereafter and for any further period as may be authorized by the Company, and shall indemnify the Executive Participant against any liability or cost in respect thereof, including any tax liabilities or costs.

          (c) Each Segregated Account shall be a savings or other type of account approved by the Company established with a bank or trust company approved by the Company and established under the laws of the United States or a state within the United States and having either total assets of at least $15 billion or trust assets of at least $25 billion, or other form of segregated account with such a bank or trust company or other financial institution approved by the Company, in each case with such terms and provisions as are approved by the Company and consistent with this Section.

          (d) The Company may from time to time make contributions to either the Grantor Trust, or Segregated Account if directed by an Executive Participant, in amounts which when added to the existing balances in the Executive Participant's Grantor Trust and Segregated Account will be approximately equal to the present value of the after tax equivalent of the Executive Participant's accrued benefits under Sections 3 and 4.

          (e) Unless the Grantor Trust has previously been terminated as a result of the Executive Participant's actual or deemed withdrawal of all amounts in his Grantor Trust and Segregated Account, as provided in paragraph (l) of this Section 6, as promptly as practicable after the Executive Participant's termination of employment, whether by retirement, death or otherwise, the Company may make a final contribution to the Executive Participant's Grantor Trust, or Segregated Account if directed by the Executive Participant, in an amount which when added to the existing balances in the Executive Participant's Grantor Trust and Segregated Account, except for any balances which are attributable to amounts deemed withdrawn previously and the income earned thereon, will be equal to (i) the sum of the present value of the after tax equivalent of (A) if the termination of employment is not by reason of the death of the Executive Participant, the Executive Participant's benefit under Section 3, or if the termination of employment is by reason of the death of the Executive Participant, the Executive Participant's benefit under Section 3 immediately prior to his death and (B) the Executive Participant's supplemental profit-sharing benefit under Section 4, offset by (ii) any amounts previously actually withdrawn by the Executive Participant from his Grantor Trust or Segregated Account and income which would have been earned thereon, calculated as provided in paragraph (k) of this Section 6. If prior to the Executive Participant's termination of employment his Grantor Trust has previously been terminated as a result of the Executive Participant's actual or deemed withdrawal of all amounts in his Grantor Trust and Segregated Account, as promptly as practicable following such termination of employment the Company may make a final payment to the Executive Participant, or in the event of the death of the Executive Participant his personal representative, in an amount equal to (i) the sum of the present value of the after tax equivalent of (A) if the termination of employment is not by reason of the death of the Executive Participant, the Executive Participant's benefit under Section 3, or if the termination of employment is by reason of the death of the Executive Participant, the Executive Participant's benefit under Section 3 immediately prior to his death and (B) the Executive Participant's supplemental profit-sharing benefit under Section 4, offset by (ii) the amounts previously withdrawn or deemed withdrawn by the Executive Participant from his Grantor Trust and Segregated Account and income which would have been earned thereon, calculated as provided in paragraph (k) of this Section 6.

          (f) Amounts in a Grantor Trust or Segregated Account shall be invested separately as to amounts representing the Executive Participant's supplemental retirement benefit under Section 3 and the Executive Participant's supplemental profit-sharing benefit under Section 4. Supplemental retirement benefit amounts invested in a Grantor Trust shall be invested solely in the Chase Manhattan Fixed Income Fund to the extent practicable and otherwise in the Chase Manhattan Personal Trust Market Rate Account. Supplemental profit-sharing benefit amounts invested in a Grantor Trust shall be invested in one or more of (i) the Vista U.S. Government Income Fund, (ii) the Vista Balanced Fund, (iii) the Chase Manhattan

Personal Trust Market Rate Account or (iv) the Chase Manhattan Equity Income Fund, in such portions as are elected by the Executive Participant on a written election form approved by and filed with the Committee, all to the extent practicable and otherwise in the Chase Manhattan Personal Trust Market Rate Account. The Executive Participant may change such election at any time by filing a new written election form with the Committee. The Committee shall promptly notify the Trustee as to any such elections or changes therein. Supplemental retirement benefit amounts and supplemental profit-sharing benefit amounts invested in a Segregated Account shall be invested solely in the Chase Manhattan Personal Trust Market Rate Account. In lieu of the calculation of investment gain or loss on supplemental profit-sharing awards prescribed by Section 4(c), an Executive Participant's profit-sharing benefit under Section 4 shall include the actual investment gain or loss on supplemental profit-sharing benefit amounts invested in accordance with this paragraph (f) (and not deemed withdrawn pursuant to paragraph (j) of this Section 6).

          (g) The Executive Participant may designate a beneficiary to receive amounts held in his Grantor Trust in the event of his death. The designation shall be made in a writing filed with the Committee on a form approved by it and signed by the Executive Participant. The Committee shall notify the Trustee as to any such designation or changes therein.
The provisions of Section 3(b), (c) and (d) and Section 4(f), providing for the payment of benefits to the Surviving Spouse of the Executive Participant, or other person designated by the Executive Participant or the Committee, in the event of the death of the Executive Participant, shall not apply to amounts in the Executive Participant's Grantor Trust or Segregated Account.

          (h) The Company shall make payments to the Executive Participant (or his beneficiary) from time to time in the approximate amounts required to compensate the Executive Participant (or his beneficiary) for additional federal, state and local taxes on income resulting from the inclusion in the Executive Participant's or beneficiary's taxable income of contributions to the Executive Participant's Grantor Trust and Segregated Account, the final payment pursuant to paragraph (e) of this Section 6 if the Grantor Trust has been terminated prior to the Executive Participant's termination of employment, and the income of the Grantor Trust and Segregated Account for periods prior to termination of employment (including amounts paid by the Company pursuant to paragraphs (b) and (e)) of this Section 6.

          (i) An Executive Participant may elect to transfer all or any portion of the funds in his Grantor Trust to his Segregated Account, or to transfer all or any portion of the funds in his Segregated Account to his Grantor Trust, upon written notice of not less than sixty (60) days to the Company and the Trustee and the financial institution with which the Segregated Account is established.

          (j) An Executive Participant may withdraw all or any portion of the funds in his Grantor Trust or Segregated Account at any time upon not less than sixty (60) days written notice to the Company and to the Trustee, or the financial institution with which the Segregated Account is established, as the case may be. In the event of any such withdrawal, subject to the last sentence of this paragraph (j), (i) for purposes of paragraphs (e), (f), (h), (k) and (l) of this Section 6 the Executive

Participant shall be deemed to have made a complete withdrawal of the funds in his Grantor Trust and Segregated Account at such time, (ii) no further contributions shall be made thereafter by the Company to the Executive Participant's Grantor Trust or Segregated Account until the time of the Executive Participant's termination of employment, at which time the final contribution or payment described in paragraph (e) of this Section 6 may be made by the Company, and (iii) no further payments pursuant to paragraph
(h) of this Section 6 shall be made with respect to income of the Grantor Trust or Segregated Account. The Compensation and Stock Option Committee of the Company may determine, however, that, on the basis of hardship, (A) the Executive Participant shall not be deemed to have withdrawn any amounts not actually withdrawn, and payments pursuant to paragraph (h) of this
Section 6 shall continue to be made with respect to income of the Executive Participant's Grantor Trust or Segregated Account on amounts so determined not deemed to have been withdrawn, and also may determine (independently of any determination pursuant to clause (A) of this sentence) that (B) notwithstanding such withdrawal, contributions by the Company to the Executive Participant's Grantor Trust or Segregated Account shall continue to be made thereafter, as provided in paragraph (e) of this Section 6, until the time of the Executive Participant's termination of employment.

          (k) Benefits payable to an Executive Participant or Surviving Spouse or other beneficiary under Sections 3 and 4 shall be offset by the pre-tax equivalent of amounts in the Executive Participant's Grantor Trust and Segregated Account at the time of the Executive Participant's termination of employment (except for any amounts which are attributable to amounts deemed withdrawn previously pursuant to paragraph (j) of this
Section 6 and the income earned thereon), including any final contribution or payment pursuant to paragraph (e) of this Section 6, and by the present value of the pre-tax equivalent of any amounts withdrawn or deemed withdrawn by the Executive Participant from his Grantor Trust or Segregated Account, plus the amounts of income which would have been earned on such withdrawn amounts from the time of withdrawal until the time of termination of employment, calculated by applying an earnings rate equal to the after tax equivalent of l20% of the applicable monthly immediate annuity purchase interest rate which would be used by the Pension Benefit Guaranty Corporation from time to time during such periods for the purpose of determining the present value of a single sum distribution on plan termination.

          (l) The Grantor Trust of an Executive Participant shall terminate upon the actual or deemed withdrawal by the Executive Participant of all amounts in the Grantor Trust and in his Segregated Account. The Grantor Trust also shall terminate upon the expiration of sixty (60) days following the termination of employment of the Executive Participant, unless continued by agreement between the Executive Participant and the Trustee.

          (m) Upon the making of the final contribution or other payment pursuant to paragraph (e) of this Section 6, and the payment pursuant to paragraph (h) of this Section 6 in respect of additional taxes resulting from such final contribution or payment, the Company shall have no further liability for benefits otherwise payable under Sections 3 and 4 to the Executive Participant or his Surviving Spouse, estate or other beneficiaries.

          (n) The provisions of this Section 6 shall supersede the provisions of any other Section of this Plan to the extent such other provisions might be considered to conflict with the provisions of this
Section 6.

          Section 7. ADMINISTRATION. This Plan shall be administered by the Committee. All decisions and interpretations of the Committee shall be conclusive and binding on the Company and Highly Compensated Employees and Executive Participants. The Plan may be amended or terminated by the Board of Directors of the Company at any time; provided, however, that no such amendment or termination shall deprive any Highly Compensated Employee or Executive Participant of supplemental retirement or profit-sharing plan benefits accrued to the date of such amendment or termination or modify the last two sentences of Section 5 in a manner adverse to any Executive Participant; and provided further, however, that the Plan shall not be amended without approval of the stockholders of the Company if such amendment would materially increase the cost of the Plan to the Company.

          Section 8. NONASSIGNABILITY. Subject to Section 6, no Highly Compensated Employee or Executive Participant shall have the right to assign, pledge or otherwise dispose of any benefits payable to him hereunder nor shall any benefit hereunder be subject to garnishment, attachment, transfer by operation of law, or any legal process.